Exhibit 99.1

Sientra Announces $60 Million Convertible Notes Investment from

Deerfield Management

New Financing Provides Enhanced Financial Flexibility to Execute on Strategic Priorities as Sientra

Continues on Path to Aesthetics Market Leadership

Santa Barbara, CA – March 11, 2020 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a diversified medical aesthetics company, today announced that it has closed a $60 million convertible notes financing with a fund managed by Deerfield Management Company L.P. (“Deerfield”). Sientra intends to use the proceeds from this financing for continued investment in its commercial activities, strategic growth opportunities and general corporate purposes.

Under the terms of the financing, the notes are unsecured and subordinated and accrue interest at a rate of 4.0% per annum until maturity in March 2025. The notes are convertible at a conversion price representing a 35% premium over Sientra’s closing stock price of $3.04 on March 10, 2020, resulting in a conversion price of $4.10 per share.

Jeff Nugent, Chairman and Chief Executive Officer of Sientra, commented, “Sientra will continue to strategically invest in commercial initiatives to maintain strong top-line momentum in both our Breast Products and miraDry businesses. We are appreciative of Deerfield’s support of Sientra on its path to aesthetics market leadership.”

Stifel acted as financial advisor to Sientra for the financing.

Sientra also announced its fourth quarter and full year 2019 financial results after the close of trading on Wednesday, March 11, 2020. Sientra will host a conference call to discuss financial results the same day at 5:00 p.m. Eastern Time.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a diversified global medical aesthetics company and a leading partner to aesthetic physicians. The Company offers a suite of products designed to make a difference in patients’ lives by enhancing their body image, growing their self-esteem, and restoring their confidence. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s Breast Products Segment includes its OPUS® breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, and BIOCORNEUM® the #1 performing, preferred and recommended scar gel of plastic surgeons(*). The Company’s miraDry Segment, comprises its miraDry® system, which is approved for sale in over 40 international markets, and is the only non-surgical FDA-cleared device for the permanent reduction of underarm sweat, odor and hair of all colors.

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

(*) Data on file

About Deerfield

Deerfield is a leading investment management firm, committed to advancing healthcare through investment, information and philanthropy. For more information, please visit www.deerfield.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, profitability, outlook and overall business strategy. Such statements are subject to risks and uncertainties, including positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, the ability to meet consumer demand, and the acceptance and growth of its miraDry segment. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the “Risk Factors” section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. . You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Contact

Investor Relations

805-679-8885